UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Certain Officers

On August 22, 2016, Mr. Christopher M. Mathieu notified Horizon Technology Finance Corporation (the “Company”) of his resignation, effective August 31, 2016, from his positions as Senior Vice President, Chief Financial Officer and Treasurer of the Company, to pursue other opportunities.

(c)	Appointment of Certain Officers

Effective September 1, 2016, the Company has appointed Daniel R. Trolio, 43, as Vice President of Finance and Interim Chief Financial Officer while the Company conducts a search for Mr. Mathieu’s permanent successor. Set forth below is a description of the prior business experience of Mr. Trolio:

Mr. Trolio has served as the Company’s Vice President and Corporate Controller since 2010 and has been responsible for supervision of all the Company’s accounting functions as well as tax and financial reporting. Mr. Trolio has also held the same positions with Horizon Technology Finance Management LLC, the Company’s advisor, since 2006. Mr. Trolio previously served as Senior Manager at a regional public accounting firm and held positions with KPMG LLP and Arthur Andersen LLP. Mr. Trolio earned a Bachelor of Science degree in accountancy, with honors, from Bentley University and a Master of Science degree in taxation from the University of Hartford. He is a Certified Public Accountant, chartered in the State of Connecticut.

Section 9
Item 9.01	Financial Statements and Exhibits

On August 23, 2016, the Company issued a press release announcing Mr. Mathieu’s resignation.  The text of this press release is included as an exhibit to this Form 8-K.

(d)	Exhibits

99.1	Press Release of the Company dated August 23, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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